EXHIBIT 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES·OXLEY ACT OF 2002

The undersigned, J. Robert Patterson, Chief Financial Officer of Merrimac Industries, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Company's Annual Report on Form l0-K for the fiscal year ending January 3, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Robert Patterson
J. Robert Patterson
Vice President, Finance and
Chief Financial Officer
April 20, 2009